Exhibit 99.1

FXCM Closes on Sale of DailyFX

FXCM Repaid $36 Million Owed to Leucadia

NEW YORK, October 31, 2016 -- FXCM Inc. (NASDAQ:FXCM) ("FXCM"), a leading online provider of foreign exchange (FX) trading and related services, today announced that FXCM has closed on its sale of DailyFX to IG Group ("IG"), a global leader in online trading, for a price of $40 million.

Cash of $36 million was paid to FXCM on closing, with an additional $4 million to be paid on completion of certain migration requirements.

FXCM’s proceeds from the sale were used to repay debt owed to Leucadia. FXCM has made loan repayments of $154 million to Leucadia with $156 million outstanding. After the additional $4 million is received, FXCM will have repaid more than half the debt.

"With the close of this deal we have made another positive step towards completing our goal of eliminating the Leucadia debt through the sale of non-core assets and cash generated through operations." said Drew Niv, CEO of FXCM.

Quayle Munro served FXCM as advisors on the deal.

About Us
FXCM Inc. (NASDAQ:FXCM) is a publicly traded company which owns 50.1% of FXCM Group, LLC (FXCM Group).

FXCM Group is a holding company of Forex Capital Markets LLC, (FXCM US), Forex Capital Markets Limited, inclusive of all EU branches (FXCM UK), FXCM Australia Pty. Limited, (FXCM AU), and all affiliates of aforementioned firms, or other firms under the FXCM group of companies (collectively "FXCM"). FXCM Group is owned and operated by FXCM Inc. (NASDAQ:FXCM) and Leucadia National Corporation (NYSE:LUK). Leucadia National Corporation is a multi-billion dollar diversified holding company engaged through its consolidated subsidiaries in a variety of businesses.

FXCM is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. The company's mission is to provide global traders with access to the world's largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides trading tools proprietary data and premium resources. FXCM Pro provides retail brokers, small hedge funds and emerging market banks access to wholesale execution and liquidity, while providing high and medium frequency funds access to prime brokerage services via FXCM Prime. Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

About Quayle Munro
Quayle Munro is an independent mergers and acquisitions advisory firm that has an extensive, global track record of working with a wide variety of companies underpinned by data & analytics, content, software, and services. We advise on a full spectrum of corporate finance matters including mergers and acquisitions, debt and equity fundraisings, IPOs, public transactions, restructurings, and strategic and valuation advice. The company also provides growth capital on a selective basis. Quayle Munro is particularly adept at working with private-equity-owned and entrepreneurial-led businesses experiencing high growth. For more information please visit our website.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this release may contain "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 which reflect FXCM Inc's current views with respect to, among other things, its operations and financial performance in the future. Forward-looking statements include statements about future results and performance, including future market share and expected financial results. It is possible that actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to FXCM Inc.'s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports or documents FXCM Inc. files with, or furnishes to, the SEC from time to time, for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Contacts

Jaclyn Sales, 646-432-2463

Vice-President, Corporate Communications and Investor Relations

jsales@fxcm.com